Exhibit 99.1

News Release

Contact: Brian W. Wingard
Treasurer
(814) 765-9621

CNB FINANCIAL ANNOUNCES THIRD QUARTER DIVIDEND
CLEARFIELD, PENNSYLVANIA – November 13, 2018

The Board of Directors of CNB Financial Corporation [Nasdaq: CCNE] has announced the declaration of 17.0 cents per share quarterly dividend payable on December 14, 2018 to shareholders of record on November 30, 2018.

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $3.1 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division and 43 full-service offices in Pennsylvania, Ohio, and New York. CNB Bank’s divisions include ERIEBANK, based in Erie, Pennsylvania with offices in northwest Pennsylvania and northeast Ohio; FCBank, based in Worthington, Ohio with offices in central Ohio; and BankOnBuffalo, based in Buffalo, New York with offices in northwest New York. CNB Bank is headquartered in Clearfield, Pennsylvania with offices in central and north central Pennsylvania.

For further information regarding the stock of CNB Financial Corporation, please call
(814) 765-9621, CNB Bank Stock Transfer Department or contact any brokerage firm. The identifying symbol for this security is CCNE.

CNB Bank websites can be found at www.CNBBank.bank, www.ERIEBANK.bank, www.FCBank.bank, and www.BankOnBuffalo.bank.